Exhibit 10.58

Euronext N.V. Executive Incentive Plan

Objective of the Plan

Overview

The objective of the Euronext N.V. Executive Incentive Plan (“EIP”) is to:

•                            award performance shares subject to the achievement of longer-term performance conditions aligned to shareholder interests;

•                            provide a clear link between executive reward and shareholder value;

•                            support retention and recruitment of key staff.

The EIP delivers these objectives through the award of Euronext N.V. shares to Participants based on the Company’s performance over a three year Performance Period, conditional on continuing employment. Participants will be permitted only to dispose of sufficient Shares from the award upon vesting to satisfy any immediate Tax Liability due in relation to the Plan, and will then be required to hold the balance of the Shares until the fifth anniversary of the Target Share Award Date.

How the EIP Works

The EIP is a discretionary share plan administered by an Authorising Board.

The Authorising Board invites selected individuals, including members of the Managing Board, to participate in the EIP.

When individuals are invited to join the Plan, the Authorising Board will notify them of their Target Share Award, including the Target Share Award Date.

The Target Share Award will be a specified number of Euronext N.V. shares but limited to 100% of a Participant’s salary.

The Supervisory Board (or such body duly authorized by them to do so) will set Performance Targets in respect of each Target Share Award, typically at the outset of the first financial year of the Performance Period. These Performance Targets will be notified to Participants and, unless otherwise approved by shareholders, will be based on the Company’s published Earnings Per Share (“EPS”) compared to that of a Comparator Group.

The Comparator Group will be:

-                              Deutsche Börse AG, London Stock Exchange and OMX;

-                              the companies in the Euronext 100; and

-                              the companies in the Financials Economic Sector of the FTSEurofirst 100 (excluding any companies also represented in either of the two preceding categories).

Following the end of the third financial year of the Performance Period, Participants will receive an EIP Award equal to the number of Shares calculated below, provided that the Participant has remained continuously employed by Euronext through the three financial years of the Performance Period and is still in continuous employment at the EIP Award Date:

Earnings Per Share Performance	EIP Award as a percentage of Shares under the Target Share Award
Below median of Comparator Group	Zero
Median of Comparator Group	50%
75th percentile of Comparator Group	100%
85th percentile or above of Comparator Group	120%

Between median and the 75th percentile and between the 75th percentile and 85th percentile the EIP Award will be on a sliding linear scale.

The EIP Award Date will typically be on the date that the annual financial results of the Company are published following the third financial year of the Performance Period.

If a Participant ceases to be employed within the Euronext Group before the EIP Award Date the Participant will not be eligible to receive an EIP Award except where special conditions concerning the treatment of leavers apply. These provisions may allow Participants who leave to keep some or all of their awards under the EIP, depending on the circumstances in which they cease employment.

Rules

The rules of the EIP are set out in the sections below. In the event of any conflict between the section entitled “Objectives of the Plan” and the rules, the rules shall take precedence.

1.                          Authorising Board

The “Supervisory Board” of Euronext N.V. (or a duly constituted committee authorised by them to administer the EIP) will act as the Authorising Board for members of the Managing Board.

The “Managing Board” of Euronext N.V. (or a duly constituted committee authorised by them to administer the EIP) will act as the Authorising Board for all Participants in the Plan who are not members of the Managing Board.

2.                          Participation

Any person employed by Euronext N.V. or one of its subsidiaries (“Euronext Group” or the “Group”) and any Managing Board member is eligible to participate in the EIP.

Selected individuals will be invited to participate in the EIP by the Authorising Board (“Participants”).

3.                          Duration of an EIP Award

Each EIP Award under the Plan will be made in respect of a Performance Period.

4.                          Target Share Award

When the Authorising Board invites a Participant to participate in the EIP, the Authorising Board will notify the Participant of their Target Share Award, including the date on which the Target Share Award was made (“Target Share Award Date”).

The Target Share Award in respect of a Performance Period will be in respect of a specified number of Shares which will not exceed 100% of a Participant’s Salary.

5.                          Performance Targets

The Supervisory Board (or such body duly authorised by them) will set Performance Targets for the Performance Period.

The Performance Targets set by the Supervisory Board for the EIP will (unless otherwise approved by the shareholders of the Company) be based on the Company’s published Earnings Per Share (“EPS”) compared to that of a comparator group (“Comparator Group”).

The Comparator Group will be:

-                               Deutsche Börse AG, London Stock Exchange and OMX;

-                               the companies in the Euronext 100; and

-                                the companies in the Financials Economic Sector of the FTSEurofirst 100
(excluding any companies also represented in either of the two preceding categories).

Performance Targets will cover the three financial years of a Performance Period and will be advised to Participants accordingly.

6.                          Assessing Actual Performance

After the completion of the third financial year of a Performance Period, the Supervisory Board (or such body duly authorised by them) will evaluate the actual performance of Euronext over the Performance Period against the Performance Targets.

7.                          Determining the EIP Award

After the completion of the third financial year of a Performance Period, the Supervisory Board will determine the EIP Awards under the Plan.

The EIP Award will be calculated as follows:

Earnings Per Share performance	EIP Award as a percentage of Shares under the Target Share Award
Below median of Comparator Group	Zero
Median of Comparator Group	50%
75th percentile of Comparator Group	100%
85th percentile or above of Comparator Group	120%

Consequently, the maximum number of Shares in an EIP Award will be 120% of the Target Share Award and the minimum number of Shares in an EIP Award will be zero.

Eligibility for the EIP Award is conditional upon the Participant’s continuous employment within the Euronext Group for the full duration of the Performance Period and up to and including the EIP Award Date, as described in rule 8.

8.                          Continuous Employment Condition

To be eligible for an EIP Award, the Participant must have been continuously employed within the Euronext Group over the three financial years of the Performance Period and must remain so continuously employed at the EIP Award Date.

In the event that the Participant is under notice of termination at the EIP Award Date or is subject to disciplinary procedures, the Authorising Board may exercise its sole discretion to defer or cancel the Participant’s EIP Award.

If a Participant ceases to be employed within the Euronext Group before the EIP Award Date, special provisions concerning the treatment of leavers will apply, as described in rule 10.

9.                          EIP Award Date

Subject to rules 10 and 11 below, the EIP Award Date will be the date upon which Shares are transferred to a Participant provided that:

(1)                    the EIP Award Date will not be prior to publication of the full year financial results of the Company for the third financial year of the Performance Period;

(2)                    the transfer of Shares will at all times be subject to the requirements of the Company’s Code of Conduct; and

(3)                    except where rules 10 or 11 below apply, the Participant will be permitted only to dispose of sufficient Shares from the EIP Award to satisfy any immediate Tax Liability due, and will then be required not to assign, charge or otherwise dispose of his Shares (or any interest therein) before the fifth anniversary of the Target Share Award Date.

10.                    Treatment of Leavers

If the Participant ceases to be employed within the Euronext Group before the EIP Award Date in any circumstances other than those listed below, the Participant will not be eligible to receive an EIP Award.

The Participant (or in the event of the Participant’s death, the Participant’s legal representative(s)) will be eligible for an EIP Award if the Participant ceases to be employed within the Euronext Group before the EIP Award Date by reason of:

a.                         death;

b.                        retirement at normal retirement age;

c.                         redundancy as defined under any applicable local legislation;

d.                        mutual agreement (for example, early retirement);

e.                         disability;

f.                           ill-health;

g.                        transfer of the Participant’s employment (or employing company) by the Euronext Group to a company outside the Euronext Group; or

h.                        any other circumstances agreed by the Authorising Board in its absolute discretion to justify such an award.

In the event that a Participant ceases to be employed within the Euronext Group before the EIP Award Date as a result of the death of the Participant, the EIP Award will be calculated as the full number of Shares under the Participant’s Target Share Award.

In the event that a Participant ceases to be employed within the Euronext Group before the EIP Award Date as a result of any of the reasons specified in 10(b)-(h) above (inclusive), the EIP Award will be calculated (1) in accordance with rule 7 above and (2) subject to the absolute discretion of the Authorising Board, further limited on a pro rata basis to reflect the amount of time which has elapsed from the Target Share Award Date to the date on which the Participant ceases to be employed within the Euronext Group.

EIP Awards for Participants who cease to be employed within the Euronext Group before the EIP Award Date as a result of the death of the Participant will be satisfied on (or as soon as reasonably practicable after) the date of their cessation of employment (provided that the transfer of Shares will at all times be subject to the requirements of the Company’s Code of Conduct).

EIP Awards for Participants who cease to be employed within the Euronext Group before the EIP Award Date as a result of any of the reasons specified in 10(b)-(h) above (inclusive) will be satisfied on the EIP Award Date pursuant to rule 9 above.

11.                    Corporate Transactions

In the event of a Transaction, the Supervisory Board may exercise its sole discretion to:

•                            waive the Performance Targets and pay out in full those Target Share Awards already notified to Participants in the Plan; or

•                            terminate the EIP and pay out EIP Awards to the extent that the Supervisory Board considers appropriate taking into account the performance of the Company to date in comparison with the Performance Targets and such other matters as the Supervisory Board considers appropriate; or

•                            roll-forward Target Share Awards already granted under the Plan into an alternative incentive plan.

The Supervisory Board has the sole and absolute discretion to determine whether any event constitutes a Transaction and what action, if any, is justified in response to such a Transaction. In the event of a roll-forward of Target Share Awards into an alternative incentive plan the Supervisory Board will decide the appropriate mechanism for converting Target Share Awards.

12.                    Corporate Events - Dilution

In the event of any variation in the share capital of Euronext, the Supervisory Board may make such adjustments as it, in its sole discretion, deems appropriate in either the description of a Share or the number of Shares awarded under the Plan, in order to neutralise the effect of dilution of any such event.

13.                    Alterations to the Plan

The Authorising Board may exercise its discretion to make such minor alterations to the operation of the Plan as it sees fit, provided that no such alteration shall be made to the manifest disadvantage of a Participant.

Any substantial changes to the EIP, for example but not limited to, changes concerning:

•                            the total number of shares available for EIP awards;

•                            individual limits on Target Share Awards under the EIP;

•                            the value of the EIP Award as calculated in accordance with rule 7 or rule 10,

will require Euronext N.V. shareholder approval.

In addition, any Target Share Awards made to any member of the Managing Board will require Euronext N.V. shareholder approval.

The Authorising Board may implement the EIP subject to such modifications as the Authorising Board considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of participation for Participants in such jurisdictions are not overall more favourable than the terms of EIP Awards made to other Participants under the Plan.

14.                    Source of Shares

The Plan shall operate only in respect of existing Shares and accordingly (unless prior shareholder approval has been obtained) no new Shares shall be issued pursuant to the Plan.

15.                    Miscellaneous

Any disputes regarding the interpretation of the rules or the terms of any Target Share Award or EIP Award shall be determined by the Authorising Board (upon such advice as it shall consider necessary) and any decision in relation thereto shall be final and binding.

Participants shall not be entitled to receive copies of accounts or notices sent to holders of Shares nor to exercise voting rights nor to receive dividends in respect of Shares which have not been transferred to such Participants pursuant to the EIP.

No Target Share Award may be made following the tenth anniversary of the adoption of the EIP.

16.                    Terms of Employment

The rights and obligations of any individual under the terms of his office or employment with the Company or any past or present member of the Euronext Group shall not be affected by his participation in the EIP and the EIP shall not form part of any contract of employment between the individual and any such company.

A Participant shall have no right to participate in the EIP or to be made a Target Share Award or an EIP Award under the EIP.

An individual who participates in the EIP shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company mentioned in this rule 16 for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his ceasing to be a Participant in the EIP as a result of such termination, including by reason of the operation of the terms of the EIP or the provisions of any statute or law relating to taxation.

Benefits under the EIP shall not form part of a Participant’s remuneration for any purpose and shall not be pensionable.

17.                    Data Collection

By participating in the EIP, the Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the EIP. The Company may share such information with any member of the Euronext Group or the Company’s registrars, brokers, other third party administrator or trustee or any person who obtains Control of the Company or acquires the company, undertaking or part-undertaking which employs the Participant, whether within or outside of the European Economic Area.

18.                    Taxation

In a case where any person is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the Participant is liable by virtue of the making of a Target Share Award and/or the transfer of Shares and/or for any social security (or similar) contributions recoverable from such Participant (together, the “Tax Liability”), the making of the Target Share Award and/or the transfer of such Shares shall be subject to the Participant either:

(a)                    making a payment to the relevant person of an amount equal to the Tax Liability; or

(b)                   entering into arrangements acceptable to that person to secure that such a payment is made (whether by authorising the sale of some or all of the Shares to be transferred to the Participant on the Participant’s behalf and the payment to that person of the relevant amount out of the proceeds of sale or otherwise).

19.                    Law

The Plan is governed by and construed in accordance with the laws of the Netherlands. All disputes arising from or in connection with the Plan thereunder shall be submitted to the competent courts in Amsterdam.

20.                    Definitions

“the Company” or “Euronext” means Euronext N.V.;

“Control” means the power of a person to secure by means of the holding of Shares or the possession of voting power in or in relation to Euronext N.V. that the affairs of Euronext N.V. are conducted in accordance with the wishes of that person;

“EIP” or “the Plan” means the Euronext N.V. Executive Incentive Plan;

“EIP Award” means the transfer of Shares equal to the aggregate of the number of Shares specified in the Target Share Award, but subject to:

1.                          any variation in accordance with rule 7 to the extent that the Performance Targets set by the Supervisory Board have or have not been met; and

2.                          the Participant remaining in continuous employment within the Euronext Group through the three financial years of the Performance Period and remaining in continuous employment on the EIP Award Date as set out in rule 8;

“EIP Award Date” means the date referred to in rule 9;

“Performance Period” in respect of each Target Share Award means the three financial years commencing with the financial year in which the Participant is invited to participate in the EIP;

“Performance Targets” means the performance targets referred to in rule 5;

“Salary” means basic salary plus (if applicable) 13th month salary plus (if applicable) contractual holiday pay;

“Share” means an ordinary share of €1 in the share capital of Euronext N.V.;

“Subsidiary” means a subsidiary within the meaning of section 2:24a of the Netherlands Civil Code (being a company in respect of which another company holds the majority of the voting rights, or has the power to appoint the majority of the directors);

“Target Share Award” means a conditional promise made by the Company to transfer, or to procure the transfer of, Shares under the EIP which may be transferred into the name of the Participant on the EIP Award Date subject to the rules of this Plan;

“Transaction” means any transaction involving the merger, sale, change of Control or any other significant financial reconstruction of Euronext N. V. or another significant part of the Euronext Group.